                                    EXHIBIT J

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of Ameristock Mutual Fund, Inc. and to the use of our report dated July 23, 2003, incorporated by reference therein.


/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.
Westlake, Ohio

October 24, 2003